EXHIBIT 23.2
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our audit report dated March 29, 2011, relating to the financial statements of BioCurex, Inc. for the years ended December 31, 2010 and 2009, in the Registration Statement on Post-Effective Amendment No. 3 to Form S-1 of BioCurex, Inc. for the registration of shares of its common stock.

/s/ MANNING ELLIOTT LLP

                             CHARTERED ACCOUNTANTS

Vancouver, Canada

June 30, 2011


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